EXHIBIT 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-142873, 333-129724, 333-123242, 333-88154, 333-88158, 333-87764) and Form S-3 (No. 333-167657) of Brooks Automation, Inc. of our report dated November 28, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
November 28, 2011